UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 5, 2002

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas (Address of principal executive offices)	79705-5510 (Zip code)

Registrant’s Telephone Number, including area code:   (915) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 4 -          Changes in Registrant’s Certifying Accountant

            Clayton Williams Energy, Inc. (the “Registrant”) has dismissed Arthur Andersen LLP as the principal accounting firm engaged to audit the Registrant’s financial statements, effective April 5, 2002.

            The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Registrant, which, together with management of the Registrant, had been closely following the developments regarding Arthur Andersen LLP during the last few months.  The decision to dismiss Arthur Andersen LLP as the Registrant’s accountants was primarily based upon those developments and particularly the criminal indictment rendered against Arthur Andersen LLP, the uncertainty with respect to Arthur Andersen LLP’s ability to continue to provide acceptable audit services and the concerns expressed by the Securities and Exchange Commission following the criminal indictment.

            There were no disagreements between the Registrant and Arthur Andersen LLP relating to accounting principles, practices, financial statement disclosure or auditing scope or procedure during the two most recent fiscal years and the subsequent interim period, and there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during such periods.  The decision to dismiss Arthur Andersen LLP as the Registrant’s certifying accountants is not related to that firm’s past performance and services rendered to the Registrant.  No report by Arthur Andersen LLP on the financial statements of the Registrant contained any adverse opinion or disclaimer or any qualification or modification as to uncertainty, audit scope or accounting principles.

            The Registrant has selected a national accounting firm as its new independent accountants to audit its financial statements for the year ended December 31, 2002.  The new firm is presently conducting its standard client evaluation procedures.  Upon acceptance of the Registrant as a client, the Registrant will identify the new auditor in a subsequent Form 8-K.

            The Registrant has provided Arthur Andersen LLP with a copy of the foregoing disclosure and has requested that Arthur Andersen LLP furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements made by the Registrant.  A copy of Arthur Andersen LLP’s responsive letter, dated April 9, 2002, is filed as an exhibit to this Form 8-K.

Item 7 -          Financial Statements and Exhibits

Exhibit
Number	Description

16	Letter of Arthur Andersen LLP Regarding Change in Certifying
Accountant

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	April 10, 2002	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date:	April 10, 2002	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial
Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

16	Letter of Arthur Andersen LLP Regarding Change in Certifying
Accountant